EXHIBIT 23.2

CONSENT OF BEEMER, PRICHER, KUEHNHACKL & HEIDBRINK P.A.
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No.333-07449 regarding the Dividend Reinvestment Program and Form S-8 Registration Statement No. 333-64537 regarding the Stock Compensation Plan of Whitemark Homes, Inc. of our report dated February 11, 2005 which is included in the annual report on Form 10-KSB of Whitemark Homes, Inc. and Subsidiaries for the year ended December 31, 2004.

/s/ Beemer, Pricher, Kuehnhackl & Heidbrink P.A.

Orlando, Florida
Date: April 17, 2006